                                                                     EXHIBIT 4.2

                                                            EXECUTION COPY

                    SERIES SUPPLEMENT dated as of December 11, 1997 (this
               "Supplement"), by and between SCE FUNDING LLC, a Delaware limited liability company (the "Note Issuer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "Note Trustee"), as Note Trustee under the Indenture dated as of December 11, 1997, between the Note Issuer and the Note Trustee (the "Indenture").


                             PRELIMINARY STATEMENT

          Section 9.01 of the Indenture provides, among other things, that the
Note Issuer and the Note Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Note Issuer of a Series of Notes and specifying the terms thereof. The Note Issuer has duly authorized the creation of a Series of Notes with an initial aggregate principal amount of $2,463,000,000 to be known as the Note Issuer's Notes, Series 1997-1 (the "Series 1997-1 Notes"), and the Note Issuer and the Note Trustee are executing and delivering this Supplement in order to provide for the Series 1997-1 Notes.

          All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

          SECTION 1.  Designation.  The Series 1997-1 Notes shall be designated
                      -----------
generally as the Note Issuer's Notes, Series 1997-1 and further denominated as Classes A-1 through A-7.

          SECTION 2.  Initial Principal Amount; Note Interest Rate; Scheduled
                      -------------------------------------------------------
Maturity Date; Final Maturity Date. The Notes of each Class of the Series 1997-1
----------------------------------
shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:


             Initial        Note
            Principal     Interest        Scheduled              Final
Class        Amount         Rate        Maturity Date        Maturity Date
-----        ------         ----        -------------        -------------
A-1        $246,300,000       5.98%   December 26, 1998    December 26, 2000

A-2        $307,251,868       6.14%     March 25, 2000       March 25, 2002

A-3        $247,840,798       6.17%     March 25, 2001       March 25, 2003

A-4        $246,030,125       6.22%     March 25, 2002       March 25, 2004

A-5        $360,644,658       6.28%   September 25, 2003   September 25, 2005

A-6        $739,988,148       6.38%   September 25, 2006   September 25, 2008

A-7        $314,944,403       6.42%   December 26, 2007    December 26, 2009


  The Note Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 3.  Authentication Date; Payment Dates; Expected Amortization
                 ---------------------------------------------------------
Schedule for Principal; Quarterly Interest; Required Overcollateralization
--------------------------------------------------------------------------
Level; No Premium. (a)  Authentication Date.  The Series 1997-1 Notes that are
-----------------       -------------------
authenticated and delivered by the Note Trustee to or upon the order of the Note Issuer on December 11, 1997 (the "Series Issuance Date") shall have as their date of authentication December 11, 1997.

     (b)  Payment Dates.  The Payment Dates for the Series 1997-1 Notes are the
          -------------
March 25, June 25, September 25 and December 26 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 25, 1998 and continuing until the earlier of repayment of the Series 1997-1 Notes in full and the Final Maturity Date for Class A-7 of the Series 1997-1 Notes.

     (c)  Expected Amortization Schedule for Principal. Unless an Event of
          --------------------------------------------
Default shall have occurred and be continuing, on each Payment Date, the Note Trustee shall distribute to the Noteholders of record as of the related Record Date amounts payable pursuant to Section 8.02(d)(vii) of the Indenture as principal, in the following order and priority: (1) to the holders of the Class A-1 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (2) to the holders of the Class A-2 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (3) to the holders of the Class A-3 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (4) to the holders of the Class A-4 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (5) to the holders of the Class A-5 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (6) to the holders of the Class A-6 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; and (7) to the holders of the Class A-7 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; provided, however, that in no event shall a principal payment
                 --------  -------
pursuant to this Section 3(c) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Notes below the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date.

     (d)  Quarterly Interest.  Quarterly Interest will be payable on each Class
          ------------------
of the Series 1997-1 Notes on each Payment Date in an amount equal to one-fourth of the product of (i) the applicable Note Interest Rate and (ii) the Outstanding Amount of the related Class of Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series 1997-1 Notes on such preceding Payment Date; provided, however, that with respect to the initial Payment Date
              --------  -------
or, if no payment has yet been made,
interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

     (e)  Required Overcollateralization Level.  The Required
          -------------------------------------
Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

     (f) No Premium.  No premium will be payable in connection with the early
         -----------
redemption of the Series 1997-1 Notes.

     SECTION 4.  Minimum Denominations.  The Series 1997-1 Notes shall be
                 ---------------------
issuable in the Minimum Denomination and integral multiples of $1 in excess thereof.

     SECTION 5. Certain Defined Terms.  Article One of the Indenture provides
                ---------------------
that the meanings of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in Article One but with such additional provisions as are specified in the related Supplement. Additionally, Article Two of the Indenture provides that with respect to a particular Series of Notes, certain terms will have the meanings specified in the related Supplement. With respect to the Series 1997-1 Notes, the following definitions shall apply:

     "Minimum Denomination" shall mean $1,000.
      --------------------

     "Note Interest Rate" has the meaning set forth in Section 2 of this
      ------------------
Supplement.

     "Payment Date" has the meaning set forth in Section 3(b) of this
      ------------
Supplement.

     "Quarterly Interest" has the meaning set forth in Section 3(d) of this
      ------------------
Supplement.

     "Series Issuance Date" has the meaning set forth in Section 3(a) of this
      --------------------
Supplement.

     SECTION 6.  Delivery and Payment for the Series 1997-1 Notes; Form of the
                 -------------------------------------------------------------
Series 1997-1 Notes.  The Note Trustee shall deliver the Series 1997-1 Notes to
-------------------
the Note Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series 1997-1 Notes of each Class shall be in the form of Exhibits A-1 through A-7 hereto.

     SECTION 7.  Ratification of Agreement.  As supplemented by this Supplement,
                 -------------------------
the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 8.  Counterparts.  This Supplement may be executed in any number of
                 ------------
counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 9.  Governing Law.  This Supplement shall be construed in
                 -------------
accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 10.   Trust Obligation.  No recourse may be taken, directly or
                   -----------------
indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

     IN WITNESS WHEREOF, the Note Issuer and the Note Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.



                                       SCE FUNDING LLC, as Note
                                       Issuer,

                                         by /s/ Mary C. Simpson
                                            ___________________________
                                            Name: Mary C. Simpson
                                            Title: Vice President and Treasurer


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., not in its individual
                                       capacity but solely as Note Trustee,

                                         by /s/ Peter Becker
                                           ____________________________
                                           Name: Peter Becker
                                           Title: Assistant Secretary

                                                                      SCHEDULE A

                        EXPECTED AMORTIZATION SCHEDULE
                        ------------------------------

                         Outstanding Principal Balance

Payment Date         Class A-1       Class A-2       Class A-3       Class A-4       Class A-5       Class A-6       Class A-7
Series Issuance
Date............    $246,300,000    $307,251,868    $247,840,798    $246,030,125    $360,644,658    $739,988,148    $314,944,403
Mar. 1998 ......     233,946,234     307,251,868     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
June 1998 ......     168,997,335     307,251,868     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
Sept. 1998 .....      90,521,184     307,251,868     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
Dec. 1998 ......               0     307,251,868     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
Mar. 1999 ......               0     236,721,177     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
June 1999 ......               0     187,492,228     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
Sept. 1999 .....               0     128,971,996     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
Dec. 1999 ......               0      60,951,868     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
Mar. 2000 ......               0               0     247,840,798     246,030,125     360,644,658     739,988,148     314,944,403
June 2000 ......               0               0     195,613,979     246,030,125     360,644,658     739,988,148     314,944,403
Sept. 2000 .....               0               0     133,803,734     246,030,125     360,644,658     739,988,148     314,944,403
Dec. 2000 ......               0               0      62,492,666     246,030,125     360,644,658     739,988,148     314,944,403
Mar. 2001 ......               0               0               0     246,030,125     360,644,658     739,988,148     314,944,403
June 2001 ......               0               0               0     193,862,722     360,644,658     739,988,148     314,944,403
Sept. 2001 .....               0               0               0     132,583,324     360,644,658     739,988,148     314,944,403
Dec. 2001 ......               0               0               0      62,222,791     360,644,658     739,988,148     314,944,403
Mar. 2002 ......               0               0               0               0     360,644,658     739,988,148     314,944,403
June 2002 ......               0               0               0               0     308,049,532     739,988,148     314,944,403
Sept. 2002 .....               0               0               0               0     246,682,598     739,988,148     314,944,403
Dec. 2002 ......               0               0               0               0     176,567,449     739,988,148     314,944,403
Mar. 2003 ......               0               0               0               0     114,327,016     739,988,148     314,944,403
June 2003 ......               0               0               0               0      61,360,183     739,988,148     314,944,403
Sept. 2003 .....               0               0               0               0               0     739,988,148     314,944,403
Dec. 2003 ......               0               0               0               0               0     670,255,597     314,944,403
Mar. 2004 ......               0               0               0               0               0     608,060,054     314,944,403
June 2004 ......               0               0               0               0               0     554,713,399     314,944,403
Sept. 2004 .....               0               0               0               0               0     493,339,630     314,944,403
Dec. 2004 ......               0               0               0               0               0     423,955,597     314,944,403
Mar. 2005 ......               0               0               0               0               0     361,783,962     314,944,403
June 2005 ......               0               0               0               0               0     308,048,831     314,944,403
Sept. 2005 .....               0               0               0               0               0     246,667,779     314,944,403
Dec. 2005 ......               0               0               0               0               0     177,655,597     314,944,403
Mar. 2006 ......               0               0               0               0               0     115,517,428     314,944,403
June 2006 ......               0               0               0               0               0      61,391,525     314,944,403
Sept. 2006 .....               0               0               0               0               0               0     314,944,403
Dec. 2006 ......               0               0               0               0               0               0     246,300,000
Mar. 2007 ......               0               0               0               0               0               0     184,194,745
June 2007 ......               0               0               0               0               0               0     129,682,197
Sept. 2007 .....               0               0               0               0               0               0      68,280,823
Dec. 2007 ......               0               0               0               0               0               0               0

Payment Date            Series 1997-1
Series Issuance
Date...........         $2,463,000,000
Mar. 1998 .....          2,450,646,234
June 1998 .....          2,385,697,335
Sept. 1998 ....          2,307,221,184
Dec. 1998 .....          2,216,700,000
Mar. 1999 .....          2,146,169,309
June 1999 .....          2,096,940,360
Sept. 1999 ....          2,038,420,128
Dec. 1999 .....          1,970,400,000
Mar. 2000 .....          1,909,448,132
June 2000 .....          1,857,221,313
Sept. 2000 ....          1,795,411,068
Dec. 2000 .....          1,724,100,000
Mar. 2001 .....          1,661,607,334
June 2001 .....          1,609,439,931
Sept. 2001 ....          1,548,160,533
Dec. 2001 .....          1,477,800,000
Mar. 2002 .....          1,415,577,209
June 2002 .....          1,362,982,083
Sept. 2002 ....          1,301,615,149
Dec. 2002 .....          1,231,500,000
Mar. 2003 .....          1,169,259,567
June 2003 .....          1,116,292,734
Sept. 2003 ....          1,054,932,551
Dec. 2003 .....            985,200,000
Mar. 2004 .....            923,004,457
June 2004 .....            869,657,802
Sept. 2004 ....            808,284,033
Dec. 2004 .....            738,900,000
Mar. 2005 .....            676,728,365
June 2005 .....            622,993,234
Sept. 2005 ....            561,612,182
Dec. 2005 .....            492,600,000
Mar. 2006 .....            430,461,831
June 2006 .....            376,335,928
Sept. 2006 ....            314,944,403
Dec. 2006 .....            246,300,000
Mar. 2007 .....            184,194,745
June 2007 .....            129,682,197
Sept. 2007 ....             68,280,823
Dec. 2007 .....                      0

                                                                      SCHEDULE B

                 REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                         Required                                       Required
Payment Date    Overcollateralization Level     Payment Date    Overcollateralization Level
 Mar. 1998            $     307,875              Mar. 2003            $   6,465,375
 June 1998            $     615,750              June 2003            $   6,773,250
 Sept. 1998           $     923,625              Sept. 2003           $   7,081,125
 Dec. 1998            $   1,231,500              Dec. 2003            $   7,389,000
 Mar. 1999            $   1,539,375              Mar. 2004            $   7,696,875
 June 1999            $   1,847,250              June 2004            $   8,004,750
 Sept. 1999           $   2,155,125              Sept. 2004           $   8,312,625
 Dec. 1999            $   2,463,000              Dec. 2004            $   8,620,500
 Mar. 2000            $   2,770,875              Mar. 2005            $   8,928,375
 June 2000            $   3,078,750              June 2005            $   9,236,250
 Sept. 2000           $   3,386,625              Sept. 2005           $   9,544,125
 Dec. 2000            $   3,694,500              Dec. 2005            $   9,852,000
 Mar. 2001            $   4,002,375              Mar. 2006            $  10,159,875
 June 2001            $   4,310,250              June 2006            $  10,467,750
 Sept. 2001           $   4,618,125              Sept. 2006           $  10,775,625
 Dec. 2001            $   4,926,000              Dec. 2006            $  11,083,500
 Mar. 2002            $   5,233,875              Mar. 2007            $  11,391,375
 June 2002            $   5,541,750              June 2007            $  11,669,250
 Sept. 2002           $   5,849,625              Sept. 2007           $  12,007,125
 Dec. 2002            $   6,157,500              Dec. 2007            $  12,315,000

                                                                       EXHIBIT A


                                 Form of Note
                                 ------------